Exhibit 10.62

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”), dated as of February 22, 2024, is made by and between Alaunos Therapeutics, Inc. (the “Company”) and Ferdinand Groenewald (“Consultant”), (together the “Parties”).

W I T N E S S E T H :

WHEREAS, the Company desires to engage Consultant to provide services pursuant to the terms and conditions contained in this Agreement; and

WHEREAS, Consultant desires to accept such engagement pursuant to the terms and conditions contained in this Agreement;

NOW, THEREFORE, in consideration of the premises, and of the mutual covenants and agreements hereinafter contained, the parties agree as follows:

1.
Term. Consultant’s services relationship with the Company will commence on Thursday, February 22, 2023 (the “Start Date”) and will continue indefinitely until terminated in accordance with this Section 1. Either party may terminate this Agreement by providing the other party with at least thirty (30) days of advance written notice of such decision. The period of Consultant’s services relationship with the Company, beginning on the Start Date, is referred to as the “Term.”

2.
Services. During the Term, Consultant will be responsible for providing the Company with the services set forth on Exhibit A hereto and such other services as the Parties may agree to from time to time (the “Services”). Consultant may not subcontract or otherwise delegate Consultant’s obligations under this Agreement without the Company’s prior written consent.

3.
Compensation.

(a) Service Fee. As sole compensation for the performance of the Services, the Company will pay to Consultant the amount(s) and on the schedule specified in Exhibit B hereto.

(b) No Withholdings. Consultant acknowledges that the Company does not intend to make withholdings from any payments hereunder. Consultant will have the exclusive responsibility for paying any taxes (including income taxes, social security contributions, and similar obligations) on such payments. At the appropriate time, the Company will provide Consultant with a Form 1099 for Consultant’s tax purposes.

(d) No Benefits. The Company will not provide Consultant with any benefits except as provided in this Agreement, nor will Consultant be entitled to participate in any benefit plan or arrangement of the Company or any affiliated entity of the Company, including without limitation any vacation benefit or insurance arrangement (the “Company Benefit Plans”).

4.
Independent Contractor Status. Consultant acknowledges that, during the Term, Consultant’s relationship with the Company will be that of an independent contractor, and not that of an employee of the Company. Nothing herein will be deemed to establish a partnership, joint venture, or employment relationship between the parties.
5.
Confidentiality. Consultant acknowledges and agrees that this Agreement creates a relationship of confidence and trust on the part of Consultant as Consultant provides Services for the benefit of the Company. In the performance of Consultant’s obligations under this Agreement, Consultant and its principals, agents, employees and contractors may receive, create for the Company and/or have access to, among other things, technical, customer, personnel and business information in written, graphic, oral or other tangible forms such as specifications, records, data, computer programs, drawings, models, reports and samples (collectively referred to as “Confidential Information”) owned or controlled by the Company. Such Confidential Information contains material that is proprietary or confidential, or material that is protected by applicable laws regarding secrecy of communications or trade secrets. Accordingly:

(a)
Consultant recognizes and agrees that nothing in this Agreement will be construed as granting any rights, by license or otherwise, to any Confidential Information or to any inventions or patents, trade secrets, copyrights, trademarks, or other intellectual property right that has issued or that may issue based on such Confidential Information. All Confidential Information (including all copies thereof) will at all times remain the property of the Company and will be immediately returned to the Company after Consultant’s need for it has expired, or upon request of the Company, and in any event, upon completion or termination of the Services to be provided by Consultant. At such time, Consultant shall also erase, delete, or destroy any notes, documents, magnetic media or other computer storage, including system backups, which contain any Confidential Information.

(b)
Consultant will advise its principals, employees, agents and contractors who might have access to Confidential Information of the confidential nature thereof and agrees that its employees will be bound by the terms of this Agreement. Consultant will not disclose any Confidential Information to any employee except for those persons who have a need for such information in connection with Consultant rendering the Services and who agree in writing to bound by the provision of this Agreement, nor will it disclose any Confidential Information to any third party without first obtaining the Company’s express written consent, which may be withheld in the sole discretion of the Company. For the purposes of this Sub- section (b), the term “employee” will include, in addition to employees, directors, officers, members, owners, independent contractors, consultants, collaborators and other agents of the Consultant.

(c)
The term “Confidential Information” will not include information that Consultant can establish (i) was publicly known and made generally available in the public domain prior to the time of disclosure to Consultant; (ii) becomes publicly known and made generally available after disclosure to Consultant through no action or inaction of Consultant; (iii) is in the possession of Consultant, without confidentiality restrictions, at the time of disclosure by the Company, as shown by Consultant’s files and records immediately prior to the time of disclosure; or (iv) is approved for release by the Company in writing. Moreover, this confidentiality restriction shall not apply to information that is required by law or regulation or required pursuant to a valid order of a court or regulatory agency to be disclosed by Consultant, but only to the limit and extent of such required disclosure, provided that, prior to such disclosure, Consultant provides the Company with prompt written notice of such requirement and the facts and circumstances concerning such requirement and assists the Company in obtaining an order or orders protecting the information from any disclosure or limiting the extent of information to be disclosed.

6.
Intellectual Property Rights.

(a)
(a) It is the intention of the parties that the Company should own the rights in any materials and work product resulting from the Services. To that end, Consultant shall on the Company’s written request from time to time sign an unconditional assignment with full title guarantee of all rights in any such materials as are owned by Consultant and capable of assignment. Consultant shall also waive any moral rights it may have in the any materials created by Consultant for Company when providing Services.

(b)
In addition, any information, know-how, data, results, and inventions, and any associated intellectual property, that is made, discovered, created, invented or generated by Consultant in any activities or work under this Agreement shall be owned by the Company.

(c)
Consultant acknowledges that the Company does not desire to acquire any trade secrets, know-how, confidential information, or other intellectual property that Consultant may have acquired from or developed for any third parties. In the course of providing the Services, Consultant shall not use or disclose any third party intellectual property, including without limitation any intellectual property of (i) any former or current employer, (ii) any person for whom Consultant has performed or currently performs consulting services, or (iii) any other person to whom Consultant has a legal obligation regarding the use or disclosure of such intellectual property.

(d)
Consultant agrees to assist in any logistics of future intellectual property that is generated from this Agreement as needed and determined by Consultant, with no compensation solely for such participation, including but not limited signing assignment forms, inventor forms, and advising on substantive matters as needed by and when requested by the Company. Company agrees to pay for any associated expenses, fees, and further patent prosecution.

7.
Notices. All notices and other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered and received by the other party, or (b) two (2) business days after being sent when sent by recognized overnight courier to the following addresses:

if to the Company:

Alaunos Therapeutics, Inc.

2617 Bissonnet St., Suite 225

Houston TX 77005

Attention: legalteam@alaunos.com;

if to Consultant:

Ferdinand Groenewald

or to such other address as either party will have furnished to the other in writing in accordance with this Section 6, except that such notice of change of address shall be effective only upon receipt.

D&O Insurance. The Company has obtained and shall cause to be maintained in effect during the Term of this Agreement, with financially sound insurers, a policy of directors’ and officers’ liability insurance (the “D&O Policy”). The Company and Consultant acknowledge and agree that, in providing the Services, Consultant will act as an officer of the Company, and the Company and Consultant expect and intend that Consultant shall be covered by the D&O policy under no less favorable terms than any other individual covered by the D&O policy. The provisions in this Section 7 shall survive the termination of this Agreement.

8.
Indemnification.

(a)
The Company shall defend and indemnify Consultant, to the fullest extent permitted by law against any and all threatened, pending, or completed action, suit, proceeding, or alternative dispute resolution mechanism, whether civil, criminal, administrative, arbitrative, investigative, or other, and whether made pursuant to federal, state, or other law (each, a “Claim”) against Consultant as a result of the Consultant’s performance of the Services or as result of the Consultant’s prior work as an employee and officer of the Company, including without limitation Claims brought by or in the right of the Company, Claims brought by third parties, and Claims in which Consultant is solely a witness.
(b)
Consultant shall have the right to advancement by the Company, prior to the final disposition of any Claim by final adjudication to which there are no further rights of appeal, of any and all Expenses (as that term is defined below) actually and reasonably paid or incurred by Consultant in connection with any Claim. Consultant’s right to such advancement is not subject to the satisfaction of any standard of conduct. Without limiting the generality or effect of the foregoing, within ten (10) days after any written request by Consultant, the Company shall, in accordance with such request, (a) pay such Expenses on behalf of Consultant, (b) advance to Consultant funds in an amount sufficient to pay such Expenses, or (c) reimburse Consultant for such Expenses. “Expenses” means any and all expenses, including attorneys’ and experts’ fees, court costs, transcript costs, travel expenses, duplicating, printing, and binding costs, telephone charges, and all other costs and expenses incurred in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing to defend, be a witness in, or participate in, any Claim.
(c)
Without limiting the generality or effect of the foregoing, Consultants right to indemnification and advancement of Expenses shall be no less favorable than that of any officer of the Company.
(d)
The provisions in this Section 8 shall survive the termination of this Agreement.
9.
Miscellaneous.

(a) In the event that any of the provisions of this Agreement, or the application of any such provisions to Consultant or the Company with respect to obligations hereunder, is held to be unlawful or unenforceable by any court, then the remaining portions of this Agreement shall remain in full force and effect and shall not be invalidated or impaired in any manner.

(b) No waiver by any party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of any other term or covenant contained in this Agreement.

(c) This Agreement (including all Exhibits hereto) contains the entire agreement between Consultant and the Company with respect to the subject matter of this Agreement (including all Exhibits hereto), and supersedes any and all prior agreements and understandings, whether verbal or written, between Consultant and the Company with respect to the subject matter of this Agreement (including all Exhibits hereto). This Agreement may be amended only by an agreement in writing signed by Consultant and the Company.

(d) This Agreement may not be assigned by Consultant or the Company without the other party’s consent, and any such attempted assignment shall be void and of no effect.

(e) The terms and language of this Agreement are the result of arm’s length negotiations between the parties. Consequently, there shall be no presumption that any ambiguity in this Agreement should be resolved in favor of one party and against another. Any controversy concerning the construction of this Agreement shall be decided neutrally without regard to authorship.

(f) The titles and headings of sections and subsections contained in this Agreement are included solely for convenience of reference and will not control the meaning or interpretation of any of the provisions of this Agreement.

(g) This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall together constitute but one agreement. Each party may execute this Agreement in Adobe Portable Document Format or in a similar format (“PDF”) sent by electronic mail. In addition, PDF signatures of authorized signatories of any party will be deemed to be original signatures and will be valid and binding, and delivery of a PDF signature by any party will constitute due execution and delivery of this Agreement.

(h) This Agreement shall be governed by, and construed in accordance with, the laws of Texas, without giving effect to its conflict of laws principles.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

ALAUNOS THERAPEUTICS, INC. CONSULTANT

By: _/s/ Dale Curtis Hogue, Jr. __/s/ Ferdinand Groenewald___

Name: Dale Curtis Hogue, Jr. Name: Ferdinand Groenewald

Title: CEO (interim)

EXHIBIT A

Description of Services

Consultant shall lead the accounting and financial reporting function of the Company. Consultant will work directly with the Board of Directors, Company employees and other consultants to ensure proper and complete monthly / quarterly close processes. Consultant will partner with the business in making decisions and promoting continuous improvement. This is a hands-on role that reports directly to the CEO and Board Chair. Further specific responsibilities will include, but not be limited to the following:

•
Lead accounting and financial reporting activities of the Company in accordance with U.S. GAAP and SEC requirements

•
Ensure effective financial close process and timely SEC filings (10-Q, 10-K, 8-K, registration statements, etc.)

•
Serve as Principal Accounting Officer for the Company

•
Prepare or review general ledger account reconciliations, including journal entries and supporting documentation, to validate accuracy of reported balances

•
Responsible for maintaining a strong public company internal control environment in accordance with the provisions of the Sarbanes-Oxley Act within the accounting and reporting function

•
Serve as U.S. GAAP technical resource, including literature research and application to transactions or processes

•
Liaise with external tax consultants to ensure compliance with all tax jurisdictions

•
Review and update accounting policies and procedures to ensure compliance with U.S. GAAP, including the adoption of new accounting pronouncements

•
Serve as key contact with internal and external auditors

•
Prepare and present Audit Committee / Board of Directors materials and communications

•
Manage the treasury function

•
Equity management with transfer agent and awards in Certent (equity management tool)

•
Motivated in taking on tasks beyond formal job responsibilities and ability to work in a dynamic and changing environment

•
Approve and pay invoices and payroll; ability to execute accounts payable function

•
Drive the timing for monthly billing and other cash management and expense management techniques

•
Ongoing financial planning and analysis and financial forecasting processes

•
Evaluate and present period end analytical reviews of financial information

•
Provide ad-hoc reporting and analysis

EXHIBIT B

Service Fee

(a) Service Fee: $15,000 per month rate paid in U.S. dollars by the Company to Consultant for the entire Term of this Agreement, unless otherwise agreed by the Company and Consultant in writing.

(b) Expenses: The Company will reimburse Consultant for any usual and customary business expenses as may be reasonably required to provide the services to the Company for the term of this Agreement (e.g. office supplies, travel time and mileage).

(c) Payments to Consultant: Consultant will be paid monthly on the first day of the month for services rendered the previous month (or fraction of month for first payment).